Exhibit 23.3

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Post-Effective Amendment to the Registration Statement on Form S-3 of our reports dated February 21, 2025 relating to the financial statements of NV5 Global, Inc. and the effectiveness of NV5 Global, Inc.’s internal control over financial reporting, appearing in Registration Statement No. 333-290838 on Form S-1. We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/ Deloitte & Touche LLP

Miami, Florida

March 12, 2026